Exhibit 10.17.1

GWR GLOBAL WATER RESOURCES CORP.

STOCK OPTION PLAN

1.	Purpose of the Plan

1.1     The purpose of the Plan is to attract, retain and motivate key employees, officers, directors and other service providers of any member of Global Water to operate and manage the business in a manner that will provide for long-term growth and profitability of Global Water by providing such persons with the opportunity, through the grant of Options, to acquire a proprietary interest in the Company.

2.	Defined Terms

Where used herein, the following terms shall have the following meanings, respectively:

2.1     “Act” means the Securities Act (Ontario), as amended from time to time.

2.2     “Affiliate” means any entity which is an “affiliate” of the Company for the purposes of Ontario Securities Commission National Instrument 45-106 Prospectus and Registration Exemptions, as amended.

2.3     “Applicable Withholding Taxes” means any and all taxes and other source deductions or other amounts which any member of Global Water is required by law to withhold from any amounts to be paid or credited hereunder.

2.4     “Blackout Period” means the period imposed by the Company, during which Optionees may not trade in the Company’s securities (and includes any period in which an Optionee has Material Undisclosed Information), but does not include any period when a regulator has halted trading in the Company’s securities.

2.5     “Board” means the board of directors of the Company.

2.6     “Code” means the United States Internal Revenue Code of 1986, and the regulations promulgated thereunder, as amended from time to time.

2.7     “Committee” means the Compensation Committee of the Board as the same may be re-named or constituted from time to time.

2.8     “Common Share” means a common share of the Company.

2.9     “Company” means GWR Global Water Resources Corp. and includes any successor corporation thereof.

2.10     “Eligible Person” means any employee, officer, director, or other service provider of any member of Global Water.

2.11     “Global Water” means the Company, Global Water Resources, Inc. and any Affiliates thereof designated by the Committee.

2.12     “Incentive Stock Option” means an option that meets the requirements of Section 422 of the Code or any successor provision and is designated as such in the applicable option agreement.

2.13     “Market Value” means the volume weighted average trading price of the Common Shares on the Toronto Stock Exchange or such exchange as is designated by the Committee from time to time (or, if such Common Shares are not then listed and posted for trading on such exchange, on such stock exchange on which such Common Shares are listed and posted for trading as may be selected for such purpose by the Committee) for the five (5) trading days immediately prior to the applicable day, provided that, if the Common Shares are not listed and posted for trading on any stock exchange, the Market Value shall be the fair market value of such Common Shares determined by the Committee by the reasonable application of a reasonable valuation method.

2.14     “Material Undisclosed Information” means material information affecting the Company that has not been publicly disclosed.

2.15     “Non Qualified Stock Option” means an option that is not intended to be or does not meet the requirements of an Incentive Stock Option. Any Option granted by the Committee that is not designated as an Incentive Stock Option in the applicable option agreement will be a Non Qualified Stock Option.

2.16     “Option” means an option to purchase Common Shares granted to an Eligible Person under the Plan.

2.17     “Option Price” means the price per Common Share at which Common Shares may be purchased under an Option, as the same may be adjusted from time to time in accordance with Article 8 hereof.

2.18     “Optioned Shares” means the Common Shares issuable pursuant to an exercise of Options;

2.19     “Optionee” means an Eligible Person to whom an Option has been granted and who continues to hold such Option.

2.20     “Parent Corporation” has the meaning set forth in Section 424(e) of the Code, and any successor Code sections.

2.21     “Plan” means this GWR Global Water Resources Corp. Stock Option Plan as amended from time to time.

2.22     “Subsidiary Corporation” has the meaning set forth in Section 424(f) of the Code, and any successor Code sections.

2.23     “U.S. Taxpayer” shall mean an Optionee who is a U.S. citizen, U.S. permanent resident or U.S. tax resident for purposes of the Code.

3.	Administration of the Plan

3.1     Subject to the Committee reporting to the Board on all matters relating to this Plan and obtaining approval of the Board for those matters required by the Committee’s mandate, the Plan shall be administered by the Committee.

3.2     The Committee shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan:

(a)	to establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan;

(b)

to interpret and construe the Plan and to determine all questions arising out of the Plan or any Option, and any such interpretation, construction or determination made by the Committee shall be final, binding and conclusive for all purposes;

(c)	to determine the number of Common Shares covered by each Option;

(d)	to determine the Option Price of each Option;

(e)	to determine the time or times when Options will be granted and vest and be exercisable and to accelerate the vesting and exercisability of Options;

(f)	to determine if the Common Shares which are issuable on the exercise of an Option will be subject to any restrictions upon the exercise of such Option; and

(g)	to prescribe the form of the instruments relating to the grant, exercise and other term of Options.

3.3     The Committee may, by resolution, delegate to one or more officers of the Company any or all of the powers conferred on the Committee under the Plan. In such event, references to the Committee shall mean and include any such authorized officer of the Company and such authorized officer will exercise the powers delegated to it by the Committee in a manner and on the terms authorized by the Committee.

3.4     Any Option granted under the Plan shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Common Shares subject to such Option upon any securities exchange or under any law or regulation of any jurisdiction, or the consent or approval of any securities exchange or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant or exercise of such Option or the issuance or purchase of Common Shares thereunder, such Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions reasonably acceptable to the Committee.

4.	Common Shares Subject to the Plan

Options may be granted in respect of authorized and unissued Common Shares, provided that the aggregate number of Common Shares reserved for issuance upon the exercise of all Options granted under the Plan, subject to any adjustment of such number pursuant to the provisions of Article 8 hereof, shall not exceed 875,461 Common Shares, representing approximately 10% of the number of Common Shares outstanding as at the date of establishment of the Plan, or such greater number of Common Shares as may be determined by the Committee and approved by the shareholders of the Company. The maximum number of Common Shares that may be issued under this Plan pursuant to the exercise of Incentive Stock Options is 875,461. Optioned Shares which are not purchased as a result of Options having terminated or expired without being fully exercised shall not be counted for purposes of the foregoing and shall be available for grants of subsequent Options. No fractional Common Shares may be purchased or issued under the Plan.

5.	Eligibility; Grant; Terms of Options

5.1     Options may be granted by the Committee to any Eligible Person provided that Incentive Stock Options may only be granted to an individual who is an employee of the Company or any Parent Corporation or Subsidiary Corporation of the Company.

5.2     Subject as herein and otherwise specifically provided in this Article 5, the number of Common Shares subject to each Option, the Option Price of each Option, the expiration date of each Option, the extent to which each Option is exercisable from time to time during the term of the Option and other terms and conditions relating to each such Option shall be determined by the Committee. The Committee shall have the authority to condition the vesting of Options upon the attainment of specified performance goals, or such other factors (which may vary as between Options) as the Committee may determine in its sole discretion.

5.3     Subject to any adjustments pursuant to the provisions of Article 8 hereof, the Option Price of any Option shall in no circumstances be lower than the Market Value on the date of grant. If, as and when any Common Shares have been duly purchased and paid for under the terms of an Option, such Common Shares shall be conclusively deemed allotted and issued as fully paid non-assessable Common Shares at the price paid therefor.

5.4     The term of an Option shall not exceed 10 years from the date of the grant of the Option, provided that if an Option would otherwise expire during or within 10 business days after a Blackout Period, the term of such Option (other than an Incentive Stock Option) shall automatically be extended until 10 business days after the end of the Blackout Period.

5.5     An Option is personal to the Optionee and non-assignable (whether by operation of law or otherwise), except as provided for herein. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Option contrary to the provisions of the Plan, or upon the levy of any attachment or similar process upon an Option, the Option shall cease and terminate and be of no further force or effect whatsoever.

5.6     Under no circumstances may more than 10% of the Company’s total issued and outstanding securities be issued within a one year period or be issuable at any time to insiders of the Company or to any one insider of the Company under the Plan and all of the Company’s other security based compensation arrangements.

The terms “security based compensation arrangement” and “insider” have the meanings attributed thereto in the Toronto Stock Exchange Company Manual.

5.7     The following provisions will apply only to Incentive Stock Options granted under the Plan:

(a)

No Incentive Stock Option may be granted to any Eligible Person who, at the time such Option is granted, (i) is not an employee of the Company or any Parent Corporation or Subsidiary Corporation of the Company or (ii) owns securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or any Parent Corporation or Subsidiary Corporation of the Company, except that with respect to provision (ii) hereof such an Option may be granted to an employee if, at the time the Option is granted, the Option Price is at least one hundred ten percent (110%) of the Market Value of the Common Shares subject to the Option, and the Option by its terms is not exercisable after the expiration of five (5) years from the date the Option is granted.

(b)

To the extent that the aggregate Market Value of the Common Shares with respect to which Incentive Stock Options (without regard to this Section 5.7(b)) are exercisable for the first time by any individual during any calendar year (under all plans of the Company or any Parent Corporation or Subsidiary Corporation of the Company) exceeds U.S. $100,000, such Options will be treated as Non Qualified Stock Options. This Section 5.7(b) will be applied by taking Options into account in the order in which they were granted. If some but not all Options granted on any one day are subject to this Section 5.7(b), then such Options will be apportioned between Incentive Stock Option and Non Qualified Stock Option treatment in such manner as the Committee will determine.

(c)	No Incentive Stock Option shall be granted more than ten (10) years from the date the Plan is adopted or the date the Plan is approved by shareholders, whichever is earlier.

5.8     With respect to Options granted to Participants who are U.S. Taxpayers, Common Shares shall constitute “service recipient stock” within the meaning of Section 409A of the Code if such Participant performs services for any Affiliate that is at least fifty percent owned by the Company.

5.9     In determining the number of Options, if any, to be granted to directors in the aggregate, the Committee will not grant more than 1% of the Company’s outstanding Common Shares to such directors during the term of the Plan. The annual value of the Options granted to directors (based on the binominal award value of the Options) cannot exceed $100,000 per director.

6.	Termination of Option Rights in Certain Circumstances

6.1     Subject to Sections 6.2 and 6.3 hereof, and to any express resolution passed by the Committee with respect to an Option, either at the time of grant or subsequent thereto, an Option and all rights to purchase Common Shares pursuant thereto shall expire and terminate immediately following the Optionee ceasing to be an Eligible Person.

6.2     The Committee may, in its discretion (but subject to applicable laws), at the time of the granting of Options hereunder, determine the provisions relating to the expiry of an Option upon the bankruptcy, death, disability, retirement, or termination of employment of an Optionee with Global Water, while such Optionee holds an Option which has not been fully exercised. The provisions relating to such expiry shall be contained in the written option agreement, instrument or certificate between the Company and the Optionee and may be amended thereafter by the Committee with the consent of the Optionee. Provided that, except as determined by the Committee to the contrary in writing, the date of termination of employment for all purposes under this Plan shall exclude any period of statutory, contractual or reasonable notice and any period of salary continuance or deemed employment.

6.3     For greater certainty, Non Qualified Stock Options shall not be affected by any termination of employment or service of the Optionee or by the Optionee ceasing to be an employee, officer, director, or other service provider of a member of Global Water, provided that the Optionee otherwise continues to be an Eligible Person and provided that the termination of employment or other relationship was not for cause.

7.	Exercise of Options

7.1     Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Company at its registered office of a written notice of exercise addressed to the Secretary of the Company specifying the number of Common Shares with respect to which the Option is being exercised. Such notice shall be accompanied by payment in full, by cash, wire transfer or certified cheque, of the Option Price of the Common Shares then being purchased. Subject to any provisions of the Plan to the contrary, such Common Shares shall be issued to the Optionee within a reasonable time following the receipt of such notice and payment.

7.2     Notwithstanding any of the provisions contained in the Plan or in any Option, the Company’s obligation to issue Common Shares to an Optionee pursuant to the exercise of any Option shall be subject to:

(a)

completion of such registration or other qualification of such Common Shares or obtaining approval of such governmental or regulatory authority as the Company shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

(b)	the admission of such Common Shares to listing on any stock exchange on which the Common Shares may then be listed;

(c)

the receipt from the Optionee of such representations, warranties, agreements and undertakings, as the Company determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction; and

(d)	the satisfaction of any conditions on exercise prescribed pursuant to Article 3 hereof.

7.3     Options shall be evidenced by an option agreement, instrument or certificate in such form not inconsistent with this Plan as the Committee may from time to time determine.

7.4     In its discretion and subject to applicable law and the applicable rules of any stock exchange upon which the Common Shares may be listed, the Committee may authorize (at the time an Option is granted or thereafter) the Company to make loans or provide guarantees for loans by financial institutions to assist the Optionee as to payment of the Option Price or to pay any Applicable Withholding Taxes. Such loans shall be secured by a first priority security interest on all of the Common Shares held by the Optionee, shall bear interest at such rates and be on such other terms as may be determined by the Committee, shall be amortized and payable on such basis as the Committee may determine and shall become due and payable in full in the event the Optionee ceases for any reason to be employed by or provide services to any member of Global Water prior to the then maturity date of the loan.

8.	Certain Adjustments

8.1     Appropriate adjustments as regards to Options granted or to be granted, in the number of Common Shares which are available for purchase and/or in the Option Price for such Common Shares under the Plan and to the maximum number of Common Shares available for issuance under the Plan shall be made by the Committee to give effect to any change in the number of Common Shares of the Company resulting from subdivisions, consolidations or reclassifications of the Common Shares, the payment of stock dividends by the Company (other than dividends in the ordinary course) or other changes in the capital stock of the Company which the Committee may, in its discretion, consider relevant for purposes of ensuring that the rights of the Optionees are not prejudiced thereby (including amalgamations, mergers, reorganizations, liquidations and similar material transactions). Any such adjustments shall be made in compliance with Section 409A of the Code.

8.2     If: (a) the Company proposes to enter into a plan of arrangement; (b) the Company proposes to make an issuer bid for all or substantially all Common Shares or proposes to enter into a merger, amalgamation or other corporate arrangement or reorganization or to liquidate, dissolve or wind-up; (c) an offer to purchase all of the outstanding Common Shares of the Company is made by a third party; or (d) there occurs or is proposed a sale or transfer of all, or substantially all, of the undertaking, property or assets of the Company, the Committee may determine the manner in which all unexercised Option rights granted under the Plan shall be treated including requiring the acceleration of the expiry time for the exercise of such rights by the Optionees and the time for the fulfilment of any conditions or restrictions on such exercise, and/or declaring that each outstanding Option shall be automatically vested and exercisable in full. All determinations of the Committee pursuant to this Section 8.2 shall be conclusive and final.

8.3     If at any time after the grant of an Option to any Optionee and prior to the expiration of the term of such Option, (i) the Common Shares are reclassified, reorganized or otherwise changed, otherwise than as specified in Section 8.1; or (ii) subject to the provisions of Article 9 hereof, the Company consolidates, merges or amalgamates with or into another corporation (the corporation resulting or continuing from such consolidation, merger or amalgamation being herein called the “Successor Company”), the Optionee shall be entitled to receive upon the subsequent exercise of his or her Options in accordance with the terms hereof and shall accept in lieu of the number of Common Shares to which he or she was theretofore entitled upon such exercise, but for the same aggregate consideration payable therefor, the aggregate number of shares of the appropriate class and/or other securities of the Company or the Successor Company (as the case may be) and/or other consideration from the Company or the Successor Company (as the case may be) that the Optionee would have been entitled to receive as a result of such reclassification, reorganization or other change or the effective date of such consolidation, merger or amalgamation, as the case may be, had he or she been the registered holder of the number of Common Shares to which he or she was theretofore entitled upon such exercise. Any such adjustments to Non Qualified Stock Options shall be made in accordance with Section 409A of the Code.

9.	Amendment or Discontinuance of the Plan

9.1     The Committee may amend, suspend or terminate this Plan, or any portion thereof, at any time, subject to those provisions of applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange), if any, that require the approval of shareholders or any governmental or regulatory body. The Committee may make any types of amendments to the Plan without seeking shareholder approval except the following types of amendments which will require shareholder approval:

(a)

any amendment to the number of Common Shares issuable under the Plan, including an increase to a fixed maximum number of Common Shares or a change from a fixed maximum number of Common Shares to a fixed maximum percentage;

(b)	any amendment to the Plan that increases the length of the period after a Blackout Period during which Options may be exercised;

(c)

any amendment which would reduce the Option Price or result in the Option Price for any Option granted under the Plan being lower than the fair market value of the Common Shares at the time the Option is granted, except as provided in Section 8;

(d)	any amendment expanding the categories of Eligible Persons which would have the potential of broadening or increasing insider participation;

(e)	any amendment extending the term of an Option held by an insider beyond its original expiry date except as provided in Section 5.4;

(f)	any amendment permitting transfer or assignment of an Option, except by testate or intestate succession;

(g)	any amendment to add a share appreciation right unless there is full deduction of the Common Shares available for issuance on the exercise of a share appreciation right;

(h)	the addition of a deferred or restricted share unit or any other provision which results in Optionees receiving Common Shares while no cash consideration is received by the Company; and

(i)	any amendment required to be approved by shareholders under applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange).

9.2     Notwithstanding the provisions of this Article 9, should changes be required to the Plan by any securities commission, stock exchange or other governmental or regulatory body of any jurisdiction to which the Plan or the Company now is or hereafter becomes subject, such changes shall be made to the Plan as are necessary to conform with such requirements and, if such changes are approved by the Committee, the Plan, as amended, shall be filed with the records of the Company and shall remain in full force and effect in its amended form as of and from the date of its adoption by the Committee.

9.3     The Committee may suspend or terminate this Plan or any portion of it at any time in accordance with applicable legislation, and subject to any required regulatory or shareholder approval.

9.4     Except as otherwise provided in this Plan (including, for greater certainty, pursuant to Section 8), no suspension or termination may, without the consent of the affected Optionee, adversely alter or impair any Option, or any right pursuant thereto, granted previously to any Eligible Person.

9.5     If this Plan is terminated, the provisions of this Plan and any administrative guidelines and other rules adopted by the Committee which are in force at the time this

Plan is terminated, will continue in effect as long as any Option, or any right pursuant thereto, remains outstanding. However, notwithstanding the termination of this Plan, the Committee may make amendments to this Plan, or to any Option, that they would be entitled to make if this Plan were still in effect.

10.	Miscellaneous Provisions

10.1     Options granted under this Plan are intended to not provide for a deferral of compensation within the meaning of Section 409A of the Code and this Plan will be construed and interpreted to preserve the intended tax consequences of this Plan. The Company reserves the right to amend this Plan to the extent it reasonably determines is necessary in order to preserve the intended tax consequences of this Plan in light of Section 409A of the Code and any regulations or guidance under that section. In no event will the Company be responsible if Options granted under this Plan result in penalties to a U.S. Taxpayer under Section 409A of the Code.

10.2     An Optionee shall not have any rights as a shareholder of the Company with respect to any of the Common Shares covered by such Option until the date of issuance of Common Shares upon the exercise of such Option, in full or in part, and then only with respect to the Common Shares so issued. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such Common Shares are issued.

10.3     Nothing in the Plan or any Option shall confer upon an Optionee any right to continue as an officer of, or any right to continue in the employ of or to provide services to any member of Global Water, or affect in any way the right of the any member of Global Water to terminate his or her employment or to terminate any contract of service at any time.

10.4     Global Water or any of its Affiliates may take such steps as are considered necessary or appropriate for the withholding of Applicable Withholding Taxes in connection with any Option or Common Share including, without limiting the generality of the foregoing, the withholding of all or any portion of any payment or the withholding of the issue of Common Shares to be issued upon the exercise of any Option, until such time as the Optionee has paid Global Water or any of its Affiliates for any Applicable Withholding Taxes.

10.5     The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

10.6     The Plan shall be effective January 9, 2012, conditional on shareholder approval. The Plan must be submitted to the shareholders of the Company for their approval within twelve (12) months after the adoption of the Plan by the Board. If such approval is not obtained, any Option granted hereunder will be void.

IN WITNESS WHEREOF, the Company has executed this Plan.

GWR GLOBAL WATER RESOURCES
CORP.

By: /s/ Cindy M. Liles

Title: Executive Vice President and Chief
Financial Officer